UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL INFORMATION
On January 7, 2015, Lionbridge Technologies, Inc. (“Lionbridge” or the "Company") acquired CLS Corporate Language Services Holding AG ("CLS"), a global language service provider headquartered in Switzerland. The transaction was effected through the purchase of (a) 100% of the outstanding shares of Tuscany Holding AG, a holding company that held 68.9% of the outstanding shares of CLS Holding and (b) 31.1% of the shares of CLS Corporate Language Services Holding AG held by certain management sellers. The Company made a cash payment of approximately 71.8 million Swiss Francs (“Fr.”), or approximately $71.4 million U.S. Dollars (at January 7, 2015 exchange rate).
The unaudited pro forma combined balance sheet as of December 31, 2014 is presented as if the acquisition of CLS had occurred on December 31, 2014. The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2014 give effect to the acquisition of CLS as if it had occurred on January 1, 2014. The assumptions, estimates and adjustments herein have been made solely for purposes of developing this pro forma combined consolidated financial information. The CLS financial statements have been adjusted to conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) from their original presentation under Swiss law, and converted to U.S. dollars using average exchange rates for the statement of operations and period-end exchange rates for the balance sheet.
These unaudited pro forma combined financial statements have been prepared based on preliminary estimates of fair values attributable to Lionbridge’s acquisition of CLS; therefore, the actual amounts recorded for the acquisition may differ materially from the information presented in these unaudited pro forma combined financial statements. The assets acquired and liabilities assumed have been reflected in these unaudited pro forma combined financial statements based on management’s preliminary estimates of fair value, with the excess purchase price over net tangible and identifiable intangible assets acquired recognized as goodwill. The Company expects to finalize its estimates of fair value and the accounting for the CLS business combination in the first quarter of 2015.
The unaudited pro forma combined statements of operations do not reflect nonrecurring charges resulting from the acquisition transaction. The unaudited pro forma combined financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Lionbridge that would have been reported had the acquisition of CLS been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of Lionbridge. This information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial statements. The unaudited pro forma statements of operations do not reflect any operating efficiencies, cost savings or revenue synergies that may be achieved with respect to the combined companies.
The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of Lionbridge and CLS included in the respective Lionbridge annual report on Form 10-K and the attached CLS financial statements in Exhibit 99.2.

LIONBRIDGE TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2014

		CLS Corporate Language Services Holding AG
(In thousands)	Lionbridge	Swiss law	U.S. GAAP Adjustments	Pro Forma Adjustments	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$36,893	$6,254	$—	$4,890	$48,037
Accounts receivable, net of allowances	66,479	11,152	212	—	77,843
Unbilled receivables	25,843	834	(251)	—	26,426
Other current assets	12,090	3,119	84	346	15,639
Total current assets	141,305	21,359	45	5,236	167,945
Property and equipment, net	23,622	3,982	60	(1,527)	26,137
Goodwill	21,937	9,048	4,771	30,976	66,732
Acquisition-related intangible assets, net	12,232	—	7,070	30,110	49,412
Other assets	5,677	1,136	(630)	1,385	7,568
Total assets	$204,773	$35,525	$11,316	$66,180	$317,794
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term notes payable	$—	$3,537	$—	$3,085	$6,622
Accounts payable	21,885	2,245	—	—	24,130
Accrued compensation and benefits	17,249	2,911	—	—	20,160
Accrued outsourcing	10,429	461	—	—	10,890
Accrued restructuring	3,492	—	—	—	3,492
Accrued expenses and other current liabilities	10,485	3,000	46	—	13,531
Income taxes payable	2,123	2,323	11	—	4,457
Deferred revenue	11,866	412	—	—	12,278
Total current liabilities	77,529	14,889	57	3,085	95,560
Long-term debt	27,000	—	—	79,352	106,352
Deferred income taxes, net of current portion	704	—	1,911	2,737	5,352
Other long-term liabilities	13,786	2,289	8,718	(17)	24,776
Total liabilities	119,019	17,178	10,686	85,157	232,040
Commitments and Contingencies	—	—	—	—	—
Stockholders’ equity:
Preferred stock	—	—	—	—	—
Common stock	635	2,684	—	(2,684)	635
Additional paid-in capital	272,252	25,174	(1,199)	(23,975)	272,252
Accumulated deficit	(203,897)	(8,956)	8,723	233	(203,897)
Accumulated other comprehensive income	16,764	(555)	(6,894)	7,449	16,764
Total stockholders’ equity	85,754	18,347	630	(18,977)	85,754
Total liabilities and stockholders’ equity	$204,773	$35,525	$11,316	$66,180	$317,794

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

LIONBRIDGE TECHNOLOGIES, INC.
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

		CLS Corporate Language Services Holding AG
(In thousands, except per share amounts)	Lionbridge	Swiss law	U.S. GAAP Adjustments	Pro Forma Adjustments	Pro Forma Combined
Revenue	$490,612	$88,982	$79	$—	$579,673
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	334,537	57,539	67	—	392,143
Sales and marketing	40,230	4,669	—	—	44,899
General and administrative	80,150	16,642	(281)	—	96,511
Research and development	6,945	1,884	—	—	8,829
Depreciation and amortization	7,851	1,691	139	(793)	8,888
Amortization of acquisition-related intangible assets	3,317	5,006	(3,416)	251	5,158
Restructuring, impairment and other charges	6,624	272	—	(2,016)	4,880
Total operating expenses	479,654	87,703	(3,491)	(2,558)	561,308
Income from operations	10,958	1,279	3,570	2,558	18,365
Interest expense:
Interest on outstanding debt	547	73	—	1,480	2,100
Amortization of deferred financing costs	100	—	—	346	446
Interest income	75	13	—	—	88
Other (income) expense, net	(1,097)	248	282	—	(567)
Income from continuing operations before income taxes	11,483	971	3,288	732	16,474
Provision for (benefit from) income taxes	3,376	2,048	(289)	157	5,292
Net income (loss)	$8,107	$(1,077)	$3,577	$575	$11,182
Net income per share of common stock:
Basic	$0.13				$0.19
Diluted	$0.13				$0.18
Weighted average number of shares outstanding:
Basic	60,149				60,149
Diluted	63,040				63,040

The accompanying notes are an integral part of the unaudited pro forma combined financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1.	Basis of Pro Forma Presentation
The unaudited pro forma combined financial statements are based on the historical financial statements of Lionbridge Technologies, Inc. (“Lionbridge” or the "Company") and CLS Corporate Language Services Holding AG ("CLS") after giving effect to the Company's acquisition of CLS and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined financial statements. On January 7, 2015, the Company acquired CLS, a global language service provider headquartered in Switzerland. The transaction was effected through the purchase of (a) 100% of the outstanding shares of Tuscany Holding AG, a holding company that held 68.9% of the outstanding shares of CLS Holding and (b) 31.1% of the shares of CLS Corporate Language Services Holding AG held by certain management sellers.
The unaudited pro forma combined balance sheet as of December 31, 2014 is presented as if the acquisition of CLS had occurred on December 31, 2014. The unaudited pro forma combined consolidated statements of operations for the year ended December 31, 2014 give effect to the acquisition of CLS as if it had occurred on January 1, 2014. The assumptions, estimates and adjustments herein have been made solely for purposes of developing this pro forma combined consolidated financial information. The financial statements of CLS have been adjusted to conform to U.S. GAAP and converted to U.S. dollars (“USD”).
The historical financial information has been adjusted in the unaudited pro forma condensed combined consolidated financial statement to give effect to the pro forma events that are directly attributable to the acquisition of CLS by the Company, factually supportable, and with respect to the statement of operations, expected to have a continuing impact on the combined consolidated results. The financial statements of CLS were originally prepared using Swiss franc ("Fr.") as the reporting currency and in accordance with Swiss law financial reporting requirements. The financial statements, the related U.S. GAAP adjustments and the pro forma adjustments presented herein have been translated from Fr. to USD using the average monthly historic exchange rates during the period for the statement of operations and the period-end exchange rate for the balance sheet, and are presented in accordance with U.S. GAAP accounting guidance.
The unaudited pro forma combined consolidated financial information has been prepared to give effect to the acquisition, which will be accounted for under the acquisition method in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”).
Under ASC 805, the assets acquired and liabilities assumed are recognized at their estimated fair values as of the date of the acquisition. The excess of the purchase price over the fair value of the assets acquired and liabilities assumed is recognized as goodwill. The unaudited pro forma combined consolidated financial information included herein has been prepared pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) for purposes of inclusion in the Company’s amended Current Report on Form 8-K/A prepared in connection with the acquisition of CLS. Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures provided herein are adequate to make the information presented not misleading. The significant accounting policies used in preparing the unaudited pro forma combined consolidated financial information are set out in the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2015.
The pro forma adjustments are based in part on preliminary estimates of fair value of assets acquired and liabilities assumed. Additional analysis with respect to the value of certain acquired assets, contractual arrangements, tax attributes, and assumed liabilities could materially affect the accounting for the business combination presented in the unaudited pro forma combined consolidated financial information. The standalone financial information of the Company has been derived from the audited financial statements of the Company for the year ended December 31, 2014 prepared in accordance with U.S. GAAP. The standalone financial information of CLS has been derived from the audited consolidated financial statements of CLS for the year ended December 31, 2014 prepared in accordance with Swiss law. CLS fiscal year end is December 31.
The audited statement of operations of CLS was derived from the audited accounting records of CLS after making adjustments to convert this financial information to U.S. GAAP and accounting policies consistent with that of the Company. Certain reclassifications and adjustments have been made to CLS’s historical balances in the unaudited pro forma combined consolidated financial statements to conform to the Company’s presentation.
The unaudited pro forma combined consolidated financial information is provided for informational purposes only and does not purport to be indicative of the Company's financial position or results of operations that would actually have been obtained had these transactions been completed as of the date or for the period presented, or of the financial position or results of operations that may be obtained in the future.

2.	Acquisition Details
On January 7, 2015, the Company acquired CLS Holding AG ("CLS"), a global language service provider headquartered in Switzerland. The transaction was effected through the purchase of (a) 100% of the outstanding shares of Tuscany Holding AG, a holding company that held 68.9% of the outstanding shares of CLS Holding and (b) 31.1% of the shares of CLS Corporate Language Services Holding AG held by certain management sellers. The Company made a cash payment of approximately Fr.71.8 million, or approximately $71.4 million (at January 7, 2015 exchange rate). Due to the timing of this acquisition, certain disclosures, including the preliminary allocation of the purchase price, have been omitted from this amended Current Report on Form 8-K/A because the initial accounting for the business combination was incomplete as of the filing date. The Company expects the preliminary allocation of the purchase price and other disclosures to be included in the Company's Quarterly Report on Form 10-Q for the first quarter of 2015.

3.	U.S. GAAP Adjustments to CLS's Historical Financial Statements
The tables below set forth the U.S. GAAP adjustments to CLS’s historical financial statements:

	Recognition of post-retirement benefit liability	Acquisition accounting	Allowance for doubtful accounts	Revenue and cost recognition	Recognition and depreciation of IT and communications equipment	Treasury shares	Capitalized costs for raising additional capital	Uncertain tax positions	Lease expense	Accrual for Jubilee awards	Tax impact	Total adjustments
(In thousands)	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Balance Sheet:
ASSETS
Current assets:
Cash and cash equivalents	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accounts receivable	—	—	212	—	—	—	—	—	—	—	—	212
Unbilled receivables	—	—	—	(251)	—	—	—	—	—	—	—	(251)
Other current assets	—	—	—	84	—	—	—	—	—	—	—	84
Total current assets	—	—	212	(167)	—	—	—	—	—	—	—	45
Property and equipment, net	—	(66)	—	—	126	—	—	—	—	—	—	60
Goodwill	—	4,771	—	—	—	—	—	—	—	—	—	4,771
Acquisition-related intangible assets, net	—	7,070	—	—	—	—	—	—	—	—	—	7,070
Other assets	—	—	—	—	—	(630)	—	—	—	—	—	(630)
Total assets	$—	$11,775	$212	$(167)	$126	$(630)	$—	$—	$—	$—	$—	$11,316
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term notes payable	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Accounts payable	—	—	—	—	—	—	—	—	—	—	—	—
Accrued compensation and benefits	—	—	—	—	—	—	—	—	—	—	—	—
Accrued outsourcing	—	—	—	—	—	—	—	—	—	—	—	—
Accrued restructuring	—	—	—	—	—	—	—	—	—	—	—	—
Accrued expenses and other current liabilities	—	—	—	—	—	—	—	—	46	—	—	46
Income taxes payable	—	—	—	—	—	—	—	—	—	—	11	11
Deferred revenue	—	—	—	—	—	—	—	—	—	—	—	—
Total current liabilities	—	—	—	—	—	—	—	—	46	—	11	57
Long-term debt	—	—	—	—	—	—	—	—	—	—	—	—
Deferred income taxes, net of current portion	—	1,911	—	—	—	—	—	—	—	—	—	1,911
Other long-term liabilities	8,395	17	—	—	—	—	—	161	—	145	—	8,718
Total liabilities	8,395	1,928	—	—	—	—	—	161	46	145	11	10,686
Stockholders’ equity:
Preferred stock	—	—	—	—	—	—	—	—	—	—	—	—
Common stock	—	—	—	—	—	—	—	—	—	—	—	—
Additional paid-in capital	—	(569)	—	—	—	(630)	—	—	—	—	—	(1,199)
Accumulated deficit	(8,384)	17,191	212	(164)	121	—	5	(56)	(46)	(145)	(11)	8,723
Accumulated other comprehensive income	(11)	(6,775)	—	(3)	5	—	(5)	(105)	—	—	—	(6,894)
Total stockholders’ equity	(8,395)	9,847	212	(167)	126	(630)	—	(161)	(46)	(145)	(11)	630
Total liabilities and stockholders’ equity	$—	$11,775	$212	$(167)	$126	$(630)	$—	$—	$—	$—	$—	$11,316

	Recognition of post-retirement benefit liability	Acquisition accounting	Allowance for doubtful accounts	Revenue and cost recognition	Recognition and depreciation of IT and communications equipment	Treasury shares	Capitalized costs for raising additional capital	Uncertain tax positions	Lease expense	Accrual for Jubilee awards	Tax impact	Total adjustments
(In thousands)	(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Statement of Operations:
Revenue	$—	$—	$(10)	$89	$—	$—	$—	$—	$—	$—	$—	$79
Operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	—	—	—	40	—	—	—	—	—	27	—	67
Sales and marketing	—	—	—	—	—	—	—	—	—	—	—	—
General and administrative	(197)	—	—	—	(72)	—	—	—	(12)	—	—	(281)
Research and development	—	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	—	—	—	—	139	—	—	—	—	—	—	139
Amortization of acquisition-related intangible assets	—	(3,326)	—	—	—	—	(90)	—	—	—	—	(3,416)
Restructuring, impairment and other charges	—	—	—	—	—	—	—	—	—	—	—	—
Total operating expenses	(197)	(3,326)	—	40	67	—	(90)	—	(12)	27	—	(3,491)
Income from operations	197	3,326	(10)	49	(67)	—	90	—	12	(27)	—	3,570
Interest expense:
Interest on outstanding debt	—	—	—	—	—	—	—	—	—	—	—	—
Amortization of deferred financing costs	—	—	—	—	—	—	—	—	—	—	—	—
Interest income	—	—	—	—	—	—	—	—	—	—	—	—
Other (income) expense, net	—	282	—	—	—	—	—	—	—	—	—	282
Income from continuing operations before income taxes	197	3,044	(10)	49	(67)	—	90	—	12	(27)	—	3,288
Benefit from income taxes	—	—	—	—	—	—	—	—	—	—	(289)	(289)
Net income	$197	$3,044	$(10)	$49	$(67)	$—	$90	$—	$12	$(27)	$289	$3,577
(a)    Recognition of post-retirement benefit liability
Under Swiss law, CLS accounted for pension plan for Swiss employees, which is administered by an independent pension fund, similar to a defined contribution plan. Because participants of the plan are entitled to a defined rate of interest on contributions made, the plan meets the criteria for a defined benefit plan under U.S. GAAP. At December 31, 2014 CLS had an underfunded obligation of $8.4 million.
(b)    Acquisition accounting
In 2009, CLS Communication AG acquired 100% of Lexi-tech International (“Lexi-tech”), an entity incorporated in Canada. In 2009, CLS Communication AG acquired 100% of Scandinavian Translators A/S (“DK”), an entity incorporated in Denmark. In 2013, CLS Communication AG acquired 100% of 4-Text GmbH (“4-Text”), an entity incorporated in Germany. For each of these acquisitions, CLS originally recorded the assets acquired and liabilities assumed in its Swiss law consolidated financial statements based on the carrying value of the assets and liabilities from the respective closing local GAAP financial statements, and the entire difference between the net assets acquired and the purchase price was recorded as goodwill, which was amortized over five years for accounting purposes. The adjustments reflect the application of U.S. GAAP business combination accounting rules, resulting in:

i)	The reversal of historical goodwill balances and related goodwill amortization recognized under Swiss law, as goodwill is considered an indefinite-lived asset under U.S. GAAP; and

ii)	the recognition of goodwill and certain identifiable intangible assets, net of accumulated amortization since the respective acquisition dates, under U.S. GAAP.

The table below sets forth these U.S. GAAP adjustments:

(In thousands)	CLS acquisition of Lexi-Tech	CLS acquisition of 4-Text	CLS acquisition of DK	Total
Goodwill:
De-recognition of historical goodwill balances recognized under Swiss law	$—	$(9,048)	$—	$(9,048)
Recognition of goodwill under U.S. GAAP	5,207	7,694	918	13,819
Total adjustment	$5,207	$(1,354)	$918	$4,771

Intangible assets:
De-recognition of historical intangible asset balances recognized under Swiss law	$—	$—	$—	$—
Recognition of intangible assets under U.S. GAAP	3,336	3,734	—	7,070
Total adjustment	$3,336	$3,734	$—	$7,070

Amortization expense:
Reversal of historical amortization of goodwill recorded under Swiss law	$(2,182)	$(2,224)	$(510)	$(4,916)
Intangible asset amortization expense under U.S. GAAP	516	746	328	1,590
Total adjustment	$(1,666)	$(1,478)	$(182)	$(3,326)
Additionally, a portion of the purchase price of 4-Text was contingent upon the achievement of certain financial metrics during the earnout period. Under U.S. GAAP, the contingent consideration is required to be fair valued as of the acquisition date, with any subsequent changes to the fair value being recorded through current period earnings. The application of this method under U.S. GAAP resulted in accretion of the contingent consideration of $282,000 during 2014.
(c)    Allowance for doubtful accounts
Swiss tax rules allow the recognition of general allowances for bad debt up to certain thresholds, without evidence or past history of impairment. This policy has been adopted in the CLS’s Swiss law consolidated financial statements for receivables of the Swiss entities but is not allowed under U.S. GAAP, therefore the historical allowance has been reversed.
(d)    Revenue and cost recognition
Based on the nature of the services being delivered and the contracts with its customers, CLS applies a completed contract revenue recognition model under U.S. GAAP. The work in progress balance in the CLS’s Swiss law consolidated financial statements represents the direct and certain indirect overhead costs associated with certain unfinished projects, for which revenue is recognized on the basis of the completed contract method. Under U.S. GAAP, CLS defers only direct cost with regard to such projects, resulting in a decrease of $95,000 to its assets. Additionally, certain jurisdictions apply a proportional-performance model for revenue recognition, which have been adjusted to completed contract for U.S. GAAP presentation, resulting in a $179,000 increase to assets to record deferred costs for projects that had not been completed as of December 31, 2014 and a $251,000 decrease to assets to remove the unbilled revenue associated with these projects that had originally been recorded under the proportional-performance revenue recognition model.
(e)    Recognition and depreciation of IT and communications equipment
For the purpose of preparing Swiss law consolidated financial statements, purchases of items of equipment are generally expensed as incurred if the purchase price for an individual item does not exceed a specific threshold. This threshold varies among CLS’s subsidiaries and is usually based on local tax rules. Under U.S. GAAP, CLS applies a lower capitalization threshold that is consistent across all subsidiaries, resulting in a cumulative increase to Property and equipment as of December 31, 2014 of $126,000. For the year ended December 31, 2014, application of the U.S. GAAP thresholds resulted in additional depreciation expense of $139,000 and a decrease to general and administrative of expenses of $72,000 for equipment capitalized under the lower threshold.

(f)    Treasury shares
CLS held treasury shares which it has purchased back from shareholders in the past. In Swiss law consolidated financial statements, treasury shares are recorded at cost and presented as non-current investment. Under U.S. GAAP, purchases of treasury shares are recorded as reductions of shareholders’ equity.
(g)    Capitalized costs for raising additional capital
CLS has historically capitalized and amortized certain start-up costs in its Swiss law consolidated financial statements. Under U.S. GAAP, start-up costs are expensed as incurred.
(h)    Uncertain tax positions
CLS evaluated whether it had any uncertain tax positions in accordance with ASC 740-10 under U.S. GAAP and determined that as of January 1, 2014 there existed approximately $1.5 million of uncertain tax positions relating to various jurisdictions. During 2014, certain of these liabilities were deemed no longer likely to occur as a result of the sale of one of its subsidiaries, resulting in the recognition of income from discontinued operations of approximately $1.4 million. In order to show pro forma income from continuing operations this income from discontinued operations was excluded from U.S. GAAP adjustments. Income from discontinued operations from the sale of the subsidiary that was not a result of this uncertain tax position was not material. The remaining uncertain tax positions are related to jurisdictions that are part of continuing operations of CLS and are deemed more likely than not to occur.
(i)    Lease expense
Some of the CLS’s office leases include periods of free rent or step-rent provisions. Lease expense for some of these leases is recognized at an amount equal to the amount of actual lease payments in the Swiss law consolidated financial statements. U.S. GAAP requires that lease expense be recognized on a straight-line basis over the lease term for these leases.
(j)    Accrual for Jubilee awards
CLS is obliged to provide Jubilee (or anniversary) awards to certain employees after completion of specified service periods. Measurement of the liability is based on an estimate of jubilee awards that will occur in the respective following calendar year in the Swiss law consolidated financial statements. Under U.S. GAAP, such programs are accounted for in a way similar to the accounting for defined benefit post-retirement benefits, which includes determination of the portion of an award that an employee has already earned as of the balance sheet date based on past service.
(k)    Tax impact
To record the estimated current and deferred tax impact of the adjustments using estimated local statutory rates.

4.	Pro Forma Adjustments
The tables below set forth the pro forma adjustments to the combined financial statements:

	Preliminary acquisition accounting	Reversal of CLS historical acquisition accounting	Debt accounting	Deferred financing costs	Amortization expense	Interest expense	Capitalized software	Acquisition-related expenses	Tax impact	Elimination of CLS opening equity balances	Total adjustments
(In thousands)	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
Balance Sheet:
ASSETS
Current assets:
Cash and cash equivalents	$(72,731)	$—	$79,352	$(1,731)	$—	$—	$—	$—	$—	$—	$4,890
Accounts receivable	—	—	—	—	—	—	—	—	—	—	—
Unbilled receivables	—	—	—	—	—	—	—	—	—	—	—
Other current assets	—	—	—	346	—	—	—	—	—	—	346
Total current assets	(72,731)	—	79,352	(1,385)	—	—	—	—	—	—	5,236
Property and equipment, net	(1,593)	66	—	—	—	—	—	—	—	—	(1,527)
Goodwill	44,795	(13,819)	—	—	—	—	—	—	—	—	30,976
Acquisition-related intangible assets, net	37,180	(7,070)	—	—	—	—	—	—	—	—	30,110
Other assets	—	—	—	1,385	—	—	—	—	—	—	1,385
Total assets	$7,651	$(20,823)	$79,352	$—	$—	$—	$—	$—	$—	$—	$66,180
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term notes payable	$3,085	$—	$—	$—	$—	$—	$—	$—	$—	$—	$3,085
Accounts payable	—	—	—	—	—	—	—	—	—	—	—
Accrued compensation and benefits	—	—	—	—	—	—	—	—	—	—	—
Accrued outsourcing	—	—	—	—	—	—	—	—	—	—	—
Accrued restructuring	—	—	—	—	—	—	—	—	—	—	—
Accrued expenses and other current liabilities	—	—	—	—	—	—	—	—	—	—	—
Income taxes payable	—	—	—	—	—	—	—	—	—	—	—
Deferred revenue	—	—	—	—	—	—	—	—	—	—	—
Total current liabilities	3,085	—	—	—	—	—	—	—	—	—	3,085
Long-term debt	—	—	79,352	—	—	—	—	—	—	—	79,352
Deferred income taxes, net of current portion	4,648	(1,911)	—	—	—	—	—	—	—	—	2,737
Other long-term liabilities	—	(17)	—	—	—	—	—	—	—	—	(17)
Total liabilities	7,733	(1,928)	79,352	—	—	—	—	—	—	—	85,157
Stockholders’ equity:
Preferred stock	—	—	—	—	—	—	—	—	—	—	—
Common stock	—	—	—	—	—	—	—	—	—	(2,684)	(2,684)
Additional paid-in capital	1,511	569	—	—	—	—	—	—	—	(26,055)	(23,975)
Accumulated deficit	(1,593)	(26,239)	—	—	—	—	—	—	—	28,065	233
Accumulated other comprehensive income	—	6,775	—	—	—	—	—	—	—	674	7,449
Total stockholders’ equity	(82)	(18,895)	—	—	—	—	—	—	—	—	(18,977)
Total liabilities and stockholders’ equity	$7,651	$(20,823)	$79,352	$—	$—	$—	$—	$—	$—	$—	$66,180

	Preliminary acquisition accounting	Reversal of CLS historical acquisition accounting	Debt accounting	Deferred financing costs	Amortization expense	Interest expense	Capitalized software	Acquisition-related expenses	Tax impact	Elimination of CLS opening equity balances	Total adjustments
(In thousands)	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
Statement of Operations:
Revenue	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Operating expenses:											—
Cost of revenue (exclusive of depreciation and amortization)	—	—	—	—	—	—	—	—	—	—	—
Sales and marketing	—	—	—	—	—	—	—	—	—	—	—
General and administrative	—	—	—	—	—	—	—	—	—	—	—
Research and development	—	—	—	—	—	—	—	—	—	—	—
Depreciation and amortization	—	—	—	—	—	—	(793)	—	—	—	(793)
Amortization of acquisition-related intangible assets	—	—	—	—	251	—	—	—	—	—	251
Restructuring, impairment and other charges	—	—	—	—	—	—	—	(2,016)	—	—	(2,016)
Total operating expenses	—	—	—	—	251	—	(793)	(2,016)	—	—	(2,558)
Income from operations	—	—	—	—	(251)	—	793	2,016	—	—	2,558
Interest expense:
Interest on outstanding debt	—	—	—	—	—	1,480	—	—	—	—	1,480
Amortization of deferred financing costs	—	—	—	346	—	—	—	—	—	—	346
Interest income	—	—	—	—	—	—	—	—	—	—	—
Other (income) expense, net	—	—	—	—	—	—	—	—	—	—	—
Income from continuing operations before income taxes	—	—	—	(346)	(251)	(1,480)	793	2,016	—	—	732
Provision for income taxes	—	—	—	—	—	—	—	—	157	—	157
Net income from continuing operations	$—	$—	$—	$(346)	$(251)	$(1,480)	$793	$2,016	$(157)	$—	$575
(1)Preliminary acquisition accounting
To record the preliminary acquisition accounting for CLS, including estimated deferred tax liabilities associated with intangible assets, as if it the acquisition had occurred on December 31, 2014. These estimates also take into account prevailing exchange rates as of December 31, 2014, therefore the pro forma amount paid differs slightly from the actual cash paid on January 7, 2015.
(2)Reversal of historical CLS acquisition accounting
To reverse CLS’s historical goodwill and intangible asset balances recorded under U.S. GAAP for Lexi-Tech, 4-Text and CLS DK as these balances are replaced with Lionbridge’s valuation of CLS.
(3)Debt accounting
To record Lionbridge’s borrowing of funds which were utilized to acquire CLS. Lionbridge borrowed approximately $79.4 million, of which $72.7 million was used to purchase CLS and $6.7 million was used to pay off acquired debt balances from CLS which did not occur at closing. These estimates also take into account prevailing exchange rates as of December 31, 2014, therefore the pro forma amount borrowed differs slightly from the actual borrowings in January 2015.
(4)Deferred financing costs
To record deferred financing costs associated with Lionbridge’s debt borrowings. For pro forma balance sheet presentation, if the acquisition had occurred as of December 31, 2014, Lionbridge would have recorded $1.7 million of deferred financing costs on its balance sheet, to be amortized over the term of the debt agreement. For purposes of the pro forma statement of operations, Lionbridge would have recorded $346,000 of amortization expense during 2014 if the acquisition occurred on January 1, 2014.

(5)Amortization expense
To record amortization expense associated with Lionbridge’s preliminary acquisition accounting of CLS as if the acquisition had occurred on January 1, 2014, offset by the reversal of amortization from CLS’s historical acquisitions of Lexi-Tech, 4-Text and CLS DK, as shown in the table below:

(In thousands)	CLS acquisition of Lexi-Tech	CLS acquisition of 4-Text	CLS acquisition of DK	Lionbridge acquisition of CLS	Total
To eliminate historical U.S. GAAP amortization associated with Lexi-Tech, 4-Text and CLS DK acquisitions	$(516)	$(746)	$(328)	$—	$(1,590)
To record amortization expense associated with Lionbridge acquisition of CLS	—	—	—	1,841	1,841
Total adjustment	$(516)	$(746)	$(328)	$1,841	$251
(6)Interest expense
To record estimated interest expense related to Lionbridge’s debt borrowings as if the debt had been outstanding since January 1, 2014, offset by interest expense relief related to CLS’s historical debt which would have been paid off in January 2014 if the acquisition had occurred on January 1, 2014, as shown in the table below:

(In thousands)
To record interest expense on Lionbridge's outstanding debt	$1,533
To reverse interest expense incurred by CLS	(53)
Total adjustment	$1,480
(7)Capitalized software
To reverse amortization expense related to CLS historical capitalized internal-use software. If the acquisition had occurred on January 1, 2014, the intangible assets would have included an estimated fair value of CLS’s software-related assets. As such, the net book value of internal-use software as of January 1, 2014 would have been replaced with this fair value and CLS would not have incurred amortization expense during 2014 related to its legacy book value of these assets.
(8)Acquisition-related expenses
If the acquisition had occurred on January 1, 2014, certain costs incurred by Lionbridge and CLS during 2014 would have theoretically been incurred during 2013. Therefore, the pro forma results of operations exclude these costs from the 2014 statement of operations.
(9)Tax impact
To record the estimated current and deferred tax impact of the adjustments using estimated local statutory rates.
(10)Elimination of CLS opening equity balances
To eliminate CLS’s historical equity balances.